Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated November 6, 2015

PRICING SUPPLEMENT No. 577 dated November     , 2015

(To Product Supplement No. 5 dated March 18, 2015,

Market Measure Supplement dated March 18, 2015,

Prospectus Supplement dated March 18, 2015

and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K Equity Index Linked Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Buffered Downside With Multiplier Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

■	Linked to the S&P 500® Index
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus 200% participation in the upside performance of the Index, subject to a maximum total return at maturity of 13.50% to 14.00% (to be determined on the pricing date) of the original offering price

■ If the level of the Index decreases but the decrease is not more than 10%, you will be repaid the original offering price
■

If the level of the Index decreases by more than 10%, you will receive less than the original offering price and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to approximately 1.1111

■	Investors may lose some, and possibly all, of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $985.27 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $975.27 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-10 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$2.50	$997.50
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Investment Description

The Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the S&P 500® Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a leveraged return at maturity if the level of the Index increases from its starting level to its ending level, provided that the total return at maturity of the securities will not exceed a maximum total return of 13.50% to 14.00% of the original offering price, as determined on the pricing date;

(ii)	repayment of principal if, and only if, the ending level of the Index is not less than the starting level by more than 10%; and

(iii)	exposure to the decrease in the level of the Index from the starting level if the ending level is less than the starting level by more than 10%, subject to the buffering effect of the multiplier.

If the ending level is less than the starting level by more than 10%, you will lose some, and possibly all, of the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 5 dated March 18, 2015, the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 5 dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096537/d890824d424b2.htm

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

PRS-2

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to

PRS-3

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Investment Description (Continued)

changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Investor Considerations

We have designed the securities for investors who:

■

seek 200% leveraged exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to a maximum total return at maturity of 13.50% to 14.00% (to be determined on the pricing date) of the original offering price;

■	desire repayment of the original offering price at maturity so long as the ending level is not less than the starting level by more than 10%;

■	desire to moderate any decline of more than 10% from the starting level to the ending level through the buffering effect of the multiplier;

■

understand that the ability of the multiplier to moderate any decline in the level of the Index of more than 10% is progressively reduced as the ending level of the Index declines because the multiplier only acts to buffer the performance of the Index on a percentage basis;

■

understand that if the ending level is less than the starting level by more than 10%, they will be exposed to the decrease in the Index from the starting level, subject to the buffering effect of the multiplier, and will lose some, and possibly all, of the original offering price of the securities;

■	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Index may decrease by more than 10% from the starting level;

■	seek uncapped exposure to the upside performance of the Index;

■	seek full return of the original offering price of the securities at stated maturity;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to the large capitalization segment of the United States equity market;

■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Terms of the Securities

Market Measure:	S&P 500® Index

Pricing Date:	November 9, 2015*

Issue Date:	November 13, 2015* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
The “redemption amount” per security will equal:

•	if the ending level is greater than the starting level: the lesser of:

(i) $1,000 plus:

$1,000	x	ending level – starting level	x participation rate	; and
starting level

Redemption Amount:	(ii) the capped value;

•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•	if the ending level is less than the threshold level:

$1,000	x	ending level	x multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the original offering price of your securities at maturity.

Stated Maturity Date:	May 12, 2017*. If the calculation day is postponed, the stated maturity date will be postponed to the later of (i) May 12, 2017* and (ii) the third business day after the calculation day as postponed.

Starting Level:	, the closing level of the Index on the pricing date.

Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.

Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 113.50% to 114.00% of the original offering price per security ($1,135.00 to $1,140.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 13.50% to 14.00% of the original offering price.

Threshold Level:	, which is equal to 90% of the starting level.

Participation Rate:	200%

Multiplier:	The “multiplier” will be equal to the starting level divided by the threshold level, or 100% divided by 90%, which is approximately 1.1111.

Calculation Day:

May 9, 2017*. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-6

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Terms of the Securities (Continued)

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $2.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to the discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RA27

PRS-7

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 113.75% or $1,137.50 per security (the midpoint of the specified range for the capped value), a participation rate of 200%, a threshold level equal to 90% of the starting level and a multiplier of approximately 1.1111. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

You May Lose Up To All Of Your Investment. If the ending level is less than the threshold level, the redemption amount will be less than the original offering price per security and will reflect the ending level expressed as a percentage of the starting level, as adjusted by the multiplier. As a result, you may receive less than, and possibly lose all of, the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•

No Periodic Interest Will Be Paid On The Securities. No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.”

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•

The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases. If the ending level is less than the threshold level, the redemption amount will reflect the buffering effect of the multiplier, such that the redemption amount will be greater than it would have been had it been based solely on the performance of the Index from the starting level to the ending level. As the performance of the Index declines, however, the outperformance of the securities relative to the performance of the Index will decline as well, because the multiplier only acts to buffer the performance of the Index on a percentage basis. For example, if the ending level is 70% of the starting level, the redemption amount would be equal to approximately $777.78 per security ($1,000 x .70 x multiplier), which is $77.78 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $700). However, if the ending level is 40% of the starting level, the redemption amount would be equal to approximately $444.44 per security ($1,000 x .40 x multiplier), which is only $44.44 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $400). If the ending level is zero, the redemption amount will be zero ($1,000 x .00 x multiplier).

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

PRS-10

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Selected Risk Considerations (Continued)

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Index performance; interest rates; volatility of the Index; time remaining to maturity; and dividend yields on the securities included in the Index. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities. In addition, the redemption amount will not be greater than the capped value.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

PRS-11

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Selected Risk Considerations (Continued)

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed calculation day.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities.    WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending level of the Index and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending level of the Index if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor index or, if no successor index is available, determining the ending level of the Index; and determining whether to adjust the ending level of the Index on the calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.    WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the Index.    Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could result in an increase in the level of the Index on the pricing date, which would adversely affect investors in the securities by increasing the level at which the Index must close on the calculation day in order for investors in the securities to receive a favorable return.

PRS-12

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Selected Risk Considerations (Continued)

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index.    Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index.    We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index.    Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you.    If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-13

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 113.75% or $1,137.50 per security (the midpoint of the specified range for the capped value) and a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
3679.04	75.00%	$1,137.50	13.75%	8.80%
3153.47	50.00%	$1,137.50	13.75%	8.80%
2733.00	30.00%	$1,137.50	13.75%	8.80%
2522.77	20.00%	$1,137.50	13.75%	8.80%
2312.54	10.00%	$1,137.50	13.75%	8.80%
2246.84	6.875%	$1,137.50	13.75%	8.80%
2207.43	5.00%	$1,100.00	10.00%	6.47%
2102.31(2)	0.00%	$1,000.00	0.00%	0.00%
1997.19	-5.00%	$1,000.00	0.00%	0.00%
1892.08	-10.00%	$1,000.00	0.00%	0.00%
1871.06	-11.00%	$988.89	-1.11%	-0.75%
1786.96	-15.00%	$944.44	-5.56%	-3.78%
1681.85	-20.00%	$888.89	-11.11%	-7.72%
1576.73	-25.00%	$833.33	-16.67%	-11.82%
1051.16	-50.00%	$555.56	-44.44%	-35.67%
525.58	-75.00%	$277.78	-72.22%	-69.66%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting level, ending level and capped value.

PRS-14

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical capped value of 113.75% or $1,137.50 per security (the midpoint of the specified range for the capped value) and assuming hypothetical starting levels and ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Hypothetical starting level: 2102.31

Hypothetical ending level: 2207.43

Since the hypothetical ending level is greater than the hypothetical starting level, the redemption amount would equal:

$1,000 +	$1,000 x	2207.43 – 2102.31	x 200%	= $1,100.00
2102.31

On the stated maturity date you would receive $1,100.00 per security.

Example 2. Redemption amount is equal to the capped value:

Hypothetical starting level: 2102.31

Hypothetical ending level: 2522.77

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 x	2522.77 – 2102.31	x 200%	= $1,400.00
2102.31

On the stated maturity date you would receive $1,137.50 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 200% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 106.875% of the starting level (assuming a capped value of 113.75% or $1,137.50 per security, the midpoint of the specified range for the capped value) since your return on the securities for any ending level greater than approximately 106.875% of the starting level will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

Hypothetical starting level: 2102.31

Hypothetical ending level: 1997.19

Hypothetical threshold level: 1892.079, which is 90% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 10%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

PRS-15

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is less than the original offering price:

Hypothetical starting level: 2102.31

Hypothetical ending level: 1051.16

Hypothetical threshold level: 1892.079, which is 90% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level by more than 10%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 x	1051.16	x multiplier	= $555.56
2102.31

On the stated maturity date you would receive $555.56 per security.

The multiplier is used in the calculation of the redemption amount if the ending level is less than the threshold level. The effect of the multiplier in these circumstances is to provide a payment at maturity on the securities that is approximately 11.11% greater than it would have been had it been based solely on the performance of the Index without the multiplier. In this example, although the ending level declined by 50% from the starting level (i.e., the ending level divided by the starting level is 0.50), the redemption amount per security is $555.56, which is approximately 11.11% higher than the payment that would be received if the amount payable at stated maturity were based on the performance of the Index without the multiplier (i.e., $1,000 x 0.50, or $500.00). You should note that, as the performance of the Index declines, this outperformance of the securities relative to the performance of the Index declines as well, because the multiplier only acts to buffer the performance of the Index on a percentage basis. For example, if the ending level is 60% of the starting level, the redemption amount would be equal to approximately $666.67 per security ($1,000 x .60 x multiplier), which is $66.67 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $600). However, if the ending level is 30% of the starting level, the redemption amount would be equal to $333.33 per security ($1,000 x .30 x multiplier), which is only $33.33 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $300). If the ending level is zero, the redemption amount will be zero ($1,000 x .00 x multiplier).

To the extent that the starting level, ending level and capped value differ from the values assumed above, the results indicated above would be different.

PRS-16

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

The S&P 500 Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P 500® Index” in the accompanying market measure supplement for additional information about the S&P 500 Index.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2005 to November 4, 2015. The closing level on November 4, 2015 was 2102.31. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-17

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

The S&P 500 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2005 through September 30, 2015 and for the period from October 1, 2015 to November 4, 2015.

	High	Low	Last
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
Third Quarter	1725.52	1614.08	1681.55
Fourth Quarter	1848.36	1655.45	1848.36
2014
First Quarter	1878.04	1741.89	1872.34
Second Quarter	1962.87	1815.69	1960.23
Third Quarter	2011.36	1909.57	1972.29
Fourth Quarter	2090.57	1862.49	2058.90
2015
First Quarter	2117.39	1992.67	2067.89
Second Quarter	2130.82	2057.64	2063.11
Third Quarter	2128.28	1867.61	1920.03
October 1, 2015 to November 4, 2015	2109.79	1923.82	2102.31

PRS-18

Market Linked Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the S&P 500® Index due May 12, 2017

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” in the accompanying product supplement and “Selected Risk Considerations” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•

Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussion below, if you are a non-U.S. holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

The U.S. Treasury Department recently finalized the regulations referred to in “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Application of Section 871(m) of the Code” in the accompanying product supplement, which require withholding on certain “dividend equivalent” payments to non-U.S. persons. Based on the effective date in the final regulations, those regulations will not apply to the securities assuming there is no significant modification to the securities’ terms that results in a deemed exchange of the securities for U.S. federal income tax purposes.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations – FATCA Legislation,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities and to the payment of gross proceeds of a disposition (including a retirement) of the securities. If the securities were treated as debt instruments, the withholding regime under FATCA would apply to any amounts treated as interest. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-19